                         The Registrant requests that the Registration Statement become effective immediately upon filing pursuant to Securities Act Rule 462.

     As filed with the Securities and Exchange Commission on July 28, 2000

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               _________________

                             AMSOUTH BANCORPORATION
             (Exact name of registrant as specified in its charter)

     Delaware                                 6711                     63-0591257
(State or other jurisdiction of    (Primary standard industrial     (I.R.S. employer
incorporation or organization)     classification code number)   identification number)

                              AmSouth-Sonat Tower
                            1900 Fifth Avenue North
                           Birmingham, Alabama 35203
                                 (205) 320-7151
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             AmSouth Bancorporation
                                  Thrift Plan

                            (full title of the Plan)
                               _________________

            STEPHEN A. YODER                           With a Copy to:
Executive Vice President, General Counsel
              and Secretary                           J. Michael Savage
                                                  Maynard, Cooper & Gale, P.C.
         AMSOUTH BANCORPORATION                     1901 Sixth Avenue North
   1901 Sixth Avenue North, Suite 920                     Suite 2400
          AmSouth/Harbert Plaza                    Birmingham, Alabama  35203
        Birmingham, Alabama 35203
              (205) 326-5319

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                                          Proposed
Title of Each Class of                             Proposed Maximum       Maximum                Amount of
Securities to be               Amount to be        Offering Price         Aggregate              Registration
Registered                     Registered          Per Unit(1)            Offering Price(1)      Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par
value (and associated          10,000,000 shares   $ 16.94 per share      $169,400,000           $44,722
Preferred Stock Purchase
Rights)
===================================================================================================================

(1) Estimated only for the purpose of calculating the registration fee. Such estimates have been calculated in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933 and are based upon the average of the high and low prices reported in the consolidated reporting system of the offered securities on July 26, 2000.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration State also covers an undetermined amount of interests to be offered or sold pursuant to the plan denominated above.

     Pursuant to General Instruction E of Form S-8, the contents of AmSouth Bancorporation's Registration Statements on Form S-8 (33-37905 and 333-02099) are hereby incorporated by reference. In addition, the following information is included:

                                    PART II

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

     Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

     The Registrant's Restated Certificate of Incorporation, as amended, and Directors' and Officers' Liability Insurance Policy provide for indemnification for the Registrant's directors and officers against certain liabilities.

Item 8.  Exhibits
------   --------

     The following exhibits are filed as part of this Registration Statement:

     3.1 Restated Certificate of Incorporation of AmSouth Bancorporation (incorporated by reference to the Registrant's Current Report on Form 8-K filed October 15, 1999, Exhibit 3.1).

     3.2 Bylaws of AmSouth Bancorporation (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, Exhibit 3-b).

     4 Stockholder Protection Rights Agreement dated as of December 18, 1997, ("Rights Agreement") between AmSouth Bancorporation and The Bank of New York, as successor to AmSouth Bank, as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of Series A Preferred Stock (incorporated by reference to the Registrant's Report on Form 8-K filed on December 18, 1997, Exhibit 4.1).

     5    Opinion of Carl L. Gorday, Assistant General Counsel of Registrant.

     15   Letter re Unaudited Interim Financial Information

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Carl L. Gorday (included in Exhibit 5)

     24   Powers of Attorney

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of the 27/th/ day of July, 2000.

                              AMSOUTH BANCORPORATION

                              By: /s/ C. Dowd Ritter
                                  ---------------------------------------------
                                  C. Dowd Ritter
                                  President and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of July 27, 2000.

           Signature                                       Title
           ---------                                       -----

    /s/ C. Dowd Ritter                         President, Chief Executive
    -------------------------------
    C. Dowd Ritter                             Officer and a Director
                                               (Principal Executive Officer)

    /s/ Sloan D. Gibson                        Vice Chairman
    -------------------------------
    Sloan D. Gibson                            and Chief Financial Officer
                                               (Principal Financial Officer)

    /s/ Robert R. Windelspecht                 Executive Vice President,
    -------------------------------
    Robert R. Windelspecht                     Chief Accounting Officer, and
                                               Controller (Principal Accounting
                                               Officer)

    *                                          Chairman of the Board and
    -------------------------------
    Dennis C. Bottorff                         a Director

    *                                          A Director
    -------------------------------
    J. Harold Chandler

    *                                          A Director
    -------------------------------
    James E. Dalton, Jr.

    *                                          A Director
    -------------------------------
    Earnest W. Deavenport, Jr.

              Signature                                 Title
              ---------                                 -----

    *                                                   A Director
    ------------------------------
    Rodney C. Gilbert

      *                                                 A Director
    ------------------------------
    Elmer B. Harris

    *                                                   A Director
    ------------------------------
    James A. Haslam II

    *                                                   Vice Chairman and
    ------------------------------
    Thomas E. Hoaglin                                   a Director

    *                                                   A Director
    ------------------------------
    Martha R. Ingram

    *                                                   A Director
    ------------------------------
    Victoria B. Jackson

    *                                                   A Director
    ------------------------------
    Ronald L. Kuehn, Jr.

    *                                                   A Director
    ------------------------------
    James R. Malone

    *                                                   A Director
    ------------------------------
    Claude B. Nielsen

    *                                                   A Director
    ------------------------------
    John N. Palmer

    *                                                   A Director
    ------------------------------
    Benjamin F. Payton, Ph.D.


* Carl L. Gorday, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.

                          By: /s/ Carl L. Gorday
                              --------------------------------
                              Carl L. Gorday

    Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, Alabama, on July 27, 2000.



                                 AmSouth Bancorporation Thrift Plan
                                 By AmSouth Bank


                                 By: /s/ Katherine W. Davidson
                                     --------------------------------------
                                     Katherine W. Davidson
                                     Senior Vice President